Exhibit 99.1

Herbalife Ltd. Announces Record Third Quarter 2012 and Introduces 2013 Earnings Guidance

  Third quarter volume points of 1.2 billion increased 17 percent with double digit increases in each of its six regions compared to the prior year period.
  Third quarter EPS of $1.04 increased 20 percent compared to the prior year period EPS.
  Introducing FY’13 EPS guidance in a range of $4.40 to $4.55.
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--October 29, 2012--Herbalife Ltd. (NYSE: HLF) today reported third quarter record net sales of $1.0 billion, a 14 percent increase, driven by a 17 percent increase in volume points compared to the prior year period. The company reported net income of $117.8 million, or $1.04 per diluted share, compared to the third quarter 2011 net income of $108.0 million, or $0.87 per diluted share, reflecting an increase of 9 percent and 20 percent, respectively.

“Our business momentum has continued through the third quarter with double digit volume growth from all six of our geographical regions,” said Michael O. Johnson, the company’s chairman and CEO. “Our 2013 guidance for double-digit volume and EPS growth illustrates our belief in continued growth driven by the ongoing global expansion of daily consumption and our city by city approach to deepen our penetration in existing markets.”

For the quarter ended September 30, 2012, the company generated cash flow from operations of $142.4 million, paid dividends of $32.4 million, and invested $20.0 million in capital expenditures. Also in the third quarter, the company repurchased $181.9 million in common shares outstanding, completing the $427.9 million repurchase agreement announced on May 3, 2012.

Third Quarter Regional Key Metrics1,2

Regional Volume Point and Average Active Sales Leader Metric

	Volume Points (Mil)		Average Active Sales Leaders
Region	3Q'12	Yr/Yr % Chg	3Q'12	Yr/Yr % Chg
North America	287.4	14%	67,826	15%
Asia Pacific	305.6	17%	66,433	29%
EMEA	145.5	10%	44,861	14%
Mexico	211.2	17%	60,123	21%
South & Central America	186.0	24%	46,466	29%
China	57.1	42%	12,692	33%
Worldwide Total	1,192.8	17%	288,397	22%

1 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

2 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

Updated 2012 Guidance

Guidance for fully diluted 2012 EPS is based on the average daily exchange rates of the first two weeks of October 2012.

Based on current business trends the company’s fourth quarter fiscal 2012 and fiscal 2012 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	December 31, 2012		December 31, 2012
	Low	High	Low	High
Volume Point Growth vs 2011	13.0%	15.0%	18.0%	20.0%
Net Sales Growth vs 2011	17.0%	19.0%	16.0%	18.0%
Diluted EPS	$0.97	$1.01	$3.99	$4.03
Cap Ex ($ millions)	$50.0	$60.0	$110.0	$120.0
Effective Tax Rate	26.0%	28.0%	26.0%	28.0%

2013 Guidance

Guidance for 2013 assumes a Venezuelan FX rate of 10:1 compared to prior utilization of a 5.3 bolivars to 1 USD on all ongoing operations but excludes any potential one-time impact from a devaluation or the repatriation of existing cash balances.

	Twelve Months Ending
	December 31, 2013
	Low	High
Volume Point Growth vs 2012	8.5%	10.5%
Net Sales Growth vs 2012	10.0%	12.0%
Diluted EPS	$4.40	$4.55
Cap Ex ($ millions)	$165.0	$185.0
Effective Tax Rate	26.5%	28.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record on November 14, 2012, payable on November 28, 2012.

Third Quarter Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, October 30, 2012 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 33885084). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 33885084. The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 85 countries to and through a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims; and

• whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011

North America	$208,819	$180,735	$644,191	$532,894
Mexico	127,473	112,979	364,031	330,738
South and Central America	167,493	143,659	485,547	399,066
EMEA	147,490	147,670	463,117	463,624
Asia Pacific	288,205	255,169	844,701	691,575
China	77,407	55,006	211,423	152,071
Worldwide net sales	1,016,887	895,218	3,013,010	2,569,968
Cost of Sales	201,597	175,308	601,478	509,124
Gross Profit	815,290	719,910	2,411,532	2,060,844
Royalty Overrides	330,247	290,842	982,975	844,451
SGA	324,200	277,721	926,903	788,472
Operating Income	160,843	151,347	501,654	427,921
Interest Expense - net	3,546	345	8,088	3,848
Income before income taxes	157,297	151,002	493,566	424,073
Income Taxes	39,518	42,980	134,257	116,852
Net Income	117,779	108,022	359,309	307,221

Basic Shares	108,816	116,975	113,838	118,059
Diluted Shares	113,646	124,275	119,376	125,889

Basic EPS	$1.08	$0.92	$3.16	$2.60
Diluted EPS	$1.04	$0.87	$3.01	$2.44

Dividends declared per share	$0.30	$0.20	$0.90	$0.53

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Sep 30,	Dec 31,
	2012	2011

ASSETS
Current Assets:
Cash & cash equivalents	$321,722	$258,775
Receivables, net	114,161	89,660
Inventories	313,581	247,696
Prepaid expenses and other current assets	124,095	117,073
Deferred income taxes	51,628	55,615
Total Current Assets	925,187	768,819

Property, plant and equipment, net	198,562	193,703
Deferred compensation plan assets	23,977	20,511
Deferred financing cost, net	8,121	4,797
Other assets	45,477	41,125
Marketing related intangibles and other intangible assets, net	311,283	311,764
Goodwill	105,490	105,490
Total Assets	$1,618,097	$1,446,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$80,119	$57,095
Royalty overrides	223,839	197,756
Accrued compensation	87,493	76,435
Accrued expenses	169,722	152,744
Current portion of long term debt	50,384	1,542
Advance sales deposits	38,890	31,702
Income taxes payable	13,501	31,415
Total Current Liabilities	663,948	548,689

Non-current liabilities
Long-term debt, net of current portion	450,053	202,079
Deferred compensation plan liability	28,717	23,702
Deferred income taxes	62,808	72,348
Other non-current liabilities	41,166	39,203
Total Liabilities	1,246,692	886,021

Commitments and Contingencies

Shareholders' equity:
Common shares	108	116
Additional paid in capital	297,879	291,950
Accumulated other comprehensive loss	(36,625)	(37,809)
Retained earnings	110,043	305,931
Total Shareholders' Equity	371,405	560,188

Total Liabilities and Shareholders' Equity	$1,618,097	$1,446,209

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	9/30/2012	9/30/2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$359,309	$307,221
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	55,402	54,440
Excess tax benefits from share-based payment arrangements	(28,073)	(24,030)
Share based compensation expenses	20,850	17,244
Amortization of discount and deferred financing costs	1,135	721
Deferred income taxes	(9,246)	(7,000)
Unrealized foreign exchange transaction loss (gain)	(3,529)	8,324
Write-off of deferred financing costs	-	914
Other	172	1,383
Changes in operating assets and liabilities:
Receivables	(26,444)	(31,834)
Inventories	(58,705)	(51,649)
Prepaid expenses and other current assets	(7,977)	(3,733)
Other assets	(3,098)	(4,742)
Accounts payable	22,674	19,484
Royalty overrides	22,432	33,851
Accrued expenses and accrued compensation	20,028	7,579
Advance sales deposits	7,384	27,416
Income taxes	22,561	35,914
Deferred compensation plan liability	5,015	2,123
NET CASH PROVIDED BY OPERATING ACTIVITIES	399,890	393,626
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(59,229)	(61,514)
Proceeds from sale of property, plant and equipment	243	213
Deferred compensation plan assets	(3,466)	(527)
NET CASH USED IN INVESTING ACTIVITIES	(62,452)	(61,828)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(102,687)	(62,177)
Borrowings from long-term debt	1,387,557	791,700
Principal payments on long-term debt	(1,090,748)	(747,896)
Deferred financing costs	(4,460)	(5,728)
Share repurchases	(506,331)	(268,795)
Excess tax benefits from share-based payment arrangements	28,073	24,030
Proceeds from exercise of stock options and sale of stock under
employee stock purchase plan	10,819	15,947
NET CASH USED IN FINANCING ACTIVITIES	(277,777)	(252,919)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,286	(7,908)
NET CHANGE IN CASH AND CASH EQUIVALENTS	62,947	70,971
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	258,775	190,550
CASH AND CASH EQUIVALENTS, END OF PERIOD	321,722	261,521
CASH PAID DURING THE YEAR
Interest paid	$10,263	$6,457
Income taxes paid	$123,063	$88,079

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results. However, non-GAAP financial measures should not be considered substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011

Net income, as reported	$117,779	$108,022	$359,309	$307,221
Write-off of unamortized deferred financing cost
from debt refinancing (net of $214 tax benefit)	-	-	-	700
Net income, as adjusted	$117,779	$108,022	$359,309	$307,921

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with
U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011

Diluted earnings per share, as reported	$1.04	$0.87	$3.01	$2.44
Write-off of unamortized deferred financing cost
from debt refinancing	-	-	-	0.01
Diluted earnings per share, as adjusted	$1.04	$0.87	$3.01	$2.45

The following is a reconciliation of total long-term debt to net debt:

	9/30/2012	12/31/2011

Total long-term debt (current and long-term portion)	$500,437	$203,621
Less: Cash and cash equivalents	321,722	258,775
Net debt	$178,715	$(55,154)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474